Exhibit 10.33





                                 WILLIAMSON, PICKET, GROSS, INC.
          [LOGO]            85 JOHN STREET, NEW YORK, N.Y. 10038-2823
        Real Estate           TEL. (212) 233-6810 FAX: (212) 233-9193

   UPTOWN OFFICE
 555 FIFTH AVENUE
NEW YORK, N.Y. 10017
  (212) 687-5353
                           Storage Space #7 Lease



     Hacienda Intercontinental Realty, N.V., as Landlord (hereinafter called "Landlord") of the Building known as 116 John Street New York, New York 10038 (herein called the "Buildings") and Arista Investors Corp., as Tenant (hereinafter called "Tenant") in the Building desire to enter into a lease agreement for storage space in the Building according to the following terms and conditions;

1) Tenant agrees to lease Storage Room #7 consisting of 1044 rentable square feet in the 13th floor storage facility in the Building from the Landlord on a month-to-month basis commencing January 1, 1996.

2) Tenant agrees to pay Landlord an annual rate of $10,440.00 or $870.00 per month during the term of this lease.

3) The parties agree that this agreement may be cancelled by either party serving a thirty (30) days written Cancellation notice upon the other party.

4) This agreement constitutes the entire agreement between the parties concerning this storage space and cannot be amended or changed orally. Any amendment or change to this agreement must be in writing and executed by both parties:


Approved and Agreed to:

BY:  Hacienda Intercontinental Realty, N.V.
     (Landlord)



 /s/                                              Date:  1/15/96
- -----------------------------------                    ----------



Approved and Agreed to:

BY:  Arista Investors Corp.
     (Tenant)



 /s/                                              Date: 12/8/95
- -----------------------------------                    ----------